                                                                    Exhibit 10.8
                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

         THIS EXECUTIVE EMPLOYMENT AGREEMENT is made effective as of the 1st day of November, 1998, by and between MEDICAL ADVISORY SYSTEMS, INC., a Delaware corporation, having its principal office at 8050 Southern Maryland Boulevard, Owings, Maryland 20736 (the "Company") and Ronald W. Pickett who resides at the North Carolina address on file with the Company (the "Executive").

                             EXPLANATORY STATEMENT
                             ---------------------

         The Company desires to employ the Executive as the President of the Company, on the terms and conditions herein set forth, and the Executive has agreed to accept employment with the Company on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties agree as follows:

         1.  Employment.  The Company hereby employs the Executive as the
             ----------
President and agrees to continue the Executive in that position (or in any other position approved by the Executive) during the term of this Agreement.

         2.  Term.  This Agreement shall begin November 1, 1998 and shall
             ----
continue until October 31, 2001. Thereafter, this Agreement shall renew automatically from Employment Year to Employment Year, subject to the right of either party to terminate this Agreement as of the end of an Employment Year subsequent to the 2001 Employment Year, upon one hundred eighty (180) days' prior written notice to the other party. An "Employment Year" begins November 1 and ends the following October 31.

         3.  Salary.   The Executive's salary for the 1999-2001 Employment Years
             ------
under this Agreement shall be at the rate of $130,000.00 per annum. The Executive's salary shall be paid in bi-weekly payments in accordance with the Company's policies in effect from time to time. Thereafter, the Executive's salary for each Employment Year shall be determined pursuant to the discretion of the Company's Board of Directors, but shall not be less than $130,000 per annum. There shall be deducted from the actual annual compensation paid to the Executive such sums as may be required to be deducted or withheld under the provisions of law, such as Social Security payments, income tax withholdings and any other deductions required by law now in effect or hereafter put into effect during the life of this Agreement.

         4.  Bonuses.  In addition to his salary, the Executive shall be
             -------
eligible for a bonus for an Employment Year which is deemed appropriate by the Board of Directors of the Company.

         5.  Duties.
             ------

               A. During the term of this Agreement, the Executive shall serve as the President of the Company. He shall have such powers and shall perform such duties as are incident and customary to his office, and shall have such other powers and shall perform such other duties as from time to time shall be granted and assigned to him by the Board of Directors of the Company. As the President of the Company, the Executive may also serve as a member of the Board of Directors of the Company.


               B. The Executive shall devote appropriate attention, skill, and energy to the performance of his duties under this Agreement, and shall comply with all reasonable professional requests of the Board of Directors; provided, however, that the Executive will be permitted to engage in and manage personal investments and to participate in community and charitable affairs, so long as such activities do not interfere with his duties under this Agreement.

               C. The Executive shall immediately notify the Company of (i) his own illness and consequent inability to work, or (ii) any intended significant change in his plans to work for the Company.

               D. During the term of this Agreement, the Executive shall serve in any additional offices or positions of the Company (including as a member of the Company's Board of Directors and any committees thereof) to which he may be elected or appointed by appropriate action of the Company. The Executive shall serve in any such additional capacities without separate compensation for so serving, unless otherwise authorized by the Board.


         6.  Expenses.
             --------

               A. The Company shall reimburse the Executive for all expenses incurred in connection with his duties on behalf of the Company, provided that the Executive shall keep, and present to the Company, records and receipts relating to reimbursable expenses incurred by him. Such records and receipts shall be maintained and presented in a format, and with such regularity, as the Company reasonably may require in order to substantiate the Company's right to claim income tax deductions for such expenses. Without limiting the generality of the foregoing, the Executive shall be entitled to reimbursement for any business-related travel, business-related entertainment whether at his residence or otherwise, and other costs and expenses reasonably incident to the performance of his duties on behalf of the Company.


         7.  Fringe Benefits.  During the term of this Agreement, the Executive
             ---------------
shall be entitled to participate in any and all fringe benefit plans, programs and practices sponsored by the Company for the benefit of its executive employees, and shall be furnished with other services and perquisites appropriate to his position. Without limiting the generality of the foregoing, the Executive shall be entitled to the following benefits (regardless of whether such benefits are provided to other executives):

               A. Comprehensive medical insurance for the Executive, his spouse, and his dependent children with no deductibles or co-insurance.

               B. Dental insurance for the Executive, his spouse, and his dependent children with no deductibles or co-insurance.

               C. Participation in Company profit sharing, stock option, bonus, incentive and performance award programs.

               D. Use of a Company automobile comparable to the automobile presently used by the Executive. Such automobile shall be maintained by the Executive at all times in clean and good mechanical order, at the expense of the Company. At the end of the term of employment hereunder, Executive shall have the option to purchase such automobile from the Company at a price equal to the residual value on the lease of such automobile or the then "Blue Book" wholesale value of such automobile, whichever price is lesser.

               E. Use of a Company desk-top computer, fax machine and printer (the "Computer") comparable to the Computer presently used by the Executive.
At the end of the term of employment hereunder, Executive shall have the option to purchase such Computer from the Company at a price equal to the fair market value of the Computer, as determined by the company's IT department or other mutually-agreed upon appraisal source.

               F.   Annual physical examinations paid by the Company.

               G. Payment of various professional journals, newspapers and newsletters to which the Executive currently subscribes.

               H. Payment of customary and reasonable cellular phone and pager expenses utilized in connection with carrying out Executive's duties hereunder.

               I.   Gifts:   Plaques, citations, mementos, frequent traveler
                    ------
awards and unsolicited promotional gifts provided by the Company's vendors in the name of the Executive remain the property of the Executive at all times.


         8.  Disability.
             ----------

               A. As used in this Agreement, the term "Disability" shall mean the continuous and uninterrupted inability to perform the Executive's duties on behalf of the Company, by reason of accident, illness, or disease, and the "Onset" of a Disability shall mean the first day of such inability to perform his duties.

                 B. If the Executive is disabled, he shall be entitled to receive the salary to which he otherwise would have been entitled, were he not disabled, for a period of nine (9) months from the Onset of his Disability.

                 C. If the Executive remains disabled throughout the nine (9) month period beginning with the Onset of his Disability, then his employment shall terminate, and he will be entitled to Termination Benefits in accordance with Paragraph 10.

         9.  Termination Benefits.
             --------------------

                 A. If the Executive's employment terminates for any reason (including death, Disability, and voluntary or involuntary resignation) other than (i) termination "For Cause" under Paragraph 11, or (ii) in connection with a Change in Control, as described in Subparagraph B hereof, the Executive (or, in the event of his death, the Executive's estate) shall be entitled to receive from the Company a Termination Benefit equal to 100% of the Executive's annual salary as in effect on the date of his termination of employment. The Termination Benefit will be payable in six (6) monthly installments on the first day of each month for the six (6) months immediately following the month in which the Executive's employment terminates. The Termination Benefit to be paid to the Executive under this Paragraph A shall be in addition to any payments received by the Executive during the nine (9) month period preceding the Executive's termination of employment as Disability payments under Paragraph 9.B.

                 B. In the event the Executive is terminated or the Executive resigns at any time during the term hereof, and such termination or resignation is within one (1) year following a "Change in Control" (as defined below), the Corporation shall, within fifteen (15) days of such termination, pay Executive a lump sum cash payment equal to the sum of:

          (i) the greater of a.) his total cash compensation for the remainder of the term of this Agreement at the rate and as required by Paragraph 3 of this Agreement, or b.) $130,000;
                 and
          (ii) in addition to the benefits provided under any pension benefit plan and any supplemental pension plan maintained by the Corporation to which the Executive is entitled, which benefits will be paid as provided under such pension benefit plan and supplemental pension plan, an amount equal to the value of the pension benefits he would have accrued under such pension benefit plan and supplemental pension plan if he had remained in the employ of the Corporation for the 90 days following the date of termination, and
          (iii) an amount equal to the value of incentive compensation under the plans and policies then in effect (including, but not limited to the right to participate in all of the Corporation's profit sharing plans and to receive and exercise stock options and stock appreciation rights and/or sell such options to the Corporation at the then market price and to receive bonuses and performance awards and similar incentive compensation benefits) to which he would have been entitled under this Agreement if he had remained in the employ of the Corporation for the 90 days following the date of termination, and
              (iv) an amount equal to the value of the employee benefits, as set forth in Paragraph 7 hereof, to which he would have been entitled under this Agreement if he had remained in the employ of the Corporation for the remainder of the term as set forth in Paragraph 2 hereof.

       For purposes of this Agreement, the term "Change in Control" shall mean that:

       (i)   a successful initial public offering of equity securities of the
             Corporation (the "IPO") has been completed and funded; or
       (ii)  after an IPO has been completed and funded (I) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Corporation; or (II) a change in the composition of a majority of the Board of Directors within twelve
             (12) months after any "person" (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) of the combined voting power of the then outstanding securities of the Corporation; or (III) a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; or
       (iii) there shall be consummated (I) any consolidation or merger or share exchange of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or a substantial portion, of the assets of the Corporation; or
       (iv) the stockholders of the Corporation approve a plan or proposal for the complete or partial liquidation, dissolution or divisive reorganization of the Corporation.

For purposes of this subparagraph, the term "person" shall not be deemed to include any officer or director of the Corporation as of the date hereof or any such person's transferee if such transferee is related to such person by blood or marriage, or is affiliated with or controlled by such person.

                    C. In the event the Employment Agreement terminates upon the normal expiration of the Employment Period or any renewal thereof, the Corporation shall not be obligated to pay the Executive any further cash compensation; provided, however, the Corporation shall during the eighteen (18) month period following such expiration date continue to maintain in force at all times Executive's health, professional liability, disability and life insurance policies which were in effect on the date of expiration provided the carrier of such policies allows such coverage at the time of such termination.

         10.  Termination of Employment for Cause.  Notwithstanding the
              -----------------------------------
provisions of Paragraph 2 of this Agreement, the Executive's employment (and all of his rights and benefits under this Agreement) shall terminate immediately and without further notice upon the happening of any one or more of the following events:

               A. The Executive is convicted of a criminal offense involving moral turpitude;

               B. The Executive persists, for a period of thirty (30) days after written notice from the Company, in a course of conduct determined by the Board of Directors of the Company to be in violation of his duties to the Company under this Agreement;

               C. The Executive has been guilty of criminal or dishonest conduct pertaining to the business or affairs of the Company, or is guilty of any act or omission the intended or likely consequence of which is material injury to the Company's business, property or reputation.

         11.  Non-Competition.
              ---------------

               A. The Executive agrees that, during the term of his employment with the Company, and for a period of two (2) years after the termination of his employment for any reason whatsoever, he shall not, directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, owner, shareholder (other than as a shareholder of less than 5% of a class of publicly traded securities), officer, or director, or in any other individual or representative capacity, compete with or engage in any "business" (as defined below) that is competitive with the Company; solicit or accept any business or employment from any entity that is, or at any time within the preceding two years was, or was solicited to become, a customer of the Company; recruit for a competitor of the Company, employ, discuss employment by a competitor with, or assist a competitor in employing, any person who is, or at any time within one year was, an employee of the Company; interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant or employee of the Company; or solicit, for the Employee's own account or for the account of any other person, orders for services or products sold by the Company during the Employee's association with the Company. For purposes hereof, the "business" of the Company shall mean the provision of medical assistance products and services in the United States of America, including (i) 24-hour-a-day medical information to the public via the Internet under an exclusive contract with America's Doctor, Inc., which provides real-time live on-line chats between physicians and Internet users,
(ii) 24-hour-a-day medical information to individuals, groups and associations via 800/900 telephone numbers, (iii)) 24-hour-a-day medical advice to ships at sea through a worldwide telecommunications system, and ancillary services including training programs, medical records maintenance and medical cost containment services, (iv)) 24-hour-a-day call center services and assistance to HMOs, multi-national corporations and the international travel industry, and
(v) customized pharmaceutical and medical supply kits which are sold to the maritime and aviation industries.

                B. The Executive expressly acknowledges and agrees (i) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Company hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for this Agreement and the Executive's employment by the Company.

         12.  Confidential Information.  The Executive agrees that, during the
              ------------------------
term of his employment with the Company, and for a period of two (2) years after the termination of his employment for any reason whatsoever, he shall not disclose to any person, other than in the discharge of his duties under this Agreement, any information or knowledge relating to (i) the business, operations or internal structure of the Company, (ii) the clients (or customers) or potential clients (or potential customers) of the Company, (iii) any method and/or procedure (such as records, programs, systems, correspondence, or other documents), relating or pertaining to projects developed by the Company or contemplated to be developed by the Company, or (iv) the Company's business, which information or knowledge the Executive shall have obtained during the term of this Agreement, and which is otherwise of a secret or confidential nature. Further, upon leaving the employ of the Company for any reason whatsoever, the Executive shall not take with him, without prior written consent of the Board of Directors of the Company, any documents, forms, or other reproductions of any data or any information relating to or pertaining to the Company, any of the clients (or customers) or potential clients (or potential customers) of the Company or any other confidential information or trade secrets.

         13.  Other Agreements.  Any earlier employment agreements between the
              ----------------
Executive and the Company are hereby terminated and shall be of no further effect after the effective date hereof.

         14.  Miscellaneous.
              -------------

                A. Any notices required by this Agreement shall (i) be made in writing and mailed by certified mail, return receipt requested, with adequate postage prepaid; (ii) be deemed given when so mailed; (iii) be deemed received by the addressee within ten (10) days after given or when the certified mail receipt for such mail is executed, whichever is earlier; and (iv) in the case of the Company, be mailed to its principal office, or in the case of the Executive, be mailed to the last address that the Executive has given to the Company.

                B. This Agreement shall be binding upon and inure to the benefit of, the parties, their successors, assigns, personal representatives, distributees, heirs, and legatees.

                C. If any dispute arises under this Agreement, such dispute shall be resolved in accordance with arbitration conducted in accordance with the Maryland Uniform Arbitration Act.

               D. If any term or provision of this Agreement is held to be illegal or invalid, said illegality or invalidity shall not affect the remaining terms or provisions hereof, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

               E. As monetary damages may not be an adequate remedy for the breach by either party of its obligations under this Agreement, each party agrees that it may be subjected to a decree of specific performance, injunction, or other appropriate equitable or legal relief, for the enforcement of its obligations hereunder.

               F. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the day and year first hereinabove written.



WITNESS:                           MEDICAL ADVISORY SYSTEMS, INC.,
                                   A Delaware corporation

__________________                 By: /s/ Thomas M. Hall, M.D., M.I.M. (SEAL)
                                      ----------------------------------------
                                   Name: Thomas M. Hall, M.D., M.I.M.
                                   Title: Chief Executive Officer

WITNESS:

                                   /s/ Ronald W. Pickett (SEAL)
__________________                 ---------------------
                                   Ronald W. Pickett